Exhibit 10.4

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 22, 2017, (as further restated, amended, modified or supplemented from time to time, the “Agreement”), is given by EACH OF THE UNDERSIGNED PARTIES LISTED ON THE SIGNATURE PAGES HERETO and EACH OF THE OTHER PERSONS AND ENTITIES THAT BECOMES BOUND HEREBY FROM TIME TO TIME by joinder, assumption or otherwise (each a “Pledgor” and collectively the “Pledgors”), as a Pledgor of the each of the Companies (as defined herein), to PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

RECITALS:

WHEREAS, Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), is a party to that certain Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (as it may be further amended, restated, replaced, modified and supplemented from time to time, the “Domestic Credit Agreement”), with certain subsidiaries of the Borrower from time to time party thereto, PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), the other agents party thereto, and the other lenders from time to time party thereto (collectively, the “Domestic Facility Lenders”) pursuant to which the Domestic Facility Lenders are providing, among other things, for revolving credit loans (including a letter of credit subfacility and a swing loan subfacility) in an aggregate amount not to exceed $550,000,000, as the same may be increased (or potential term loans could be added) to an aggregate amount not to exceed $700,000,000 pursuant to the terms of the Domestic Credit Agreement, which revolving credit loans and possible added term loans may be evidenced by notes (as may be amended, restated, replaced, modified, supplemented, extended and increased from time to time, the “Bank Notes”); and

WHEREAS, ADS Mexicana S.A. de C.V., a Mexican corporation, is party to that certain Second Amended and Restated Credit Agreement, dated as of June 12, 2013 (as it may be further amended, restated, replaced, modified and supplemented from time to time, the “Mexican Credit Agreement”), with PNC Bank, National Association, as Administrative Agent (in such capacity, the “Mexican Facility Agent”), the other agents party thereto, and the other lenders from time to time party thereto (collectively, the “Mexican Facility Lenders”) pursuant to which the Mexican Facility Lenders are providing, among other things, for revolving credit loans (including a letter of credit subfacility) in an aggregate amount not to exceed $12,000,000, which revolving credit loans may be evidenced by notes (as may be amended, restated, replaced, modified, supplemented, extended and increased from time to time, the “Mexican Bank Notes”); and

WHEREAS, the Borrower has entered into a Second Amended and Restated Private Shelf Agreement dated as of June 22, 2017 (as amended, restated, replaced, modified and supplemented from time to time, the “Note Agreement”) pursuant to which the Borrower issued and sold to each of the Noteholders (as defined in the Intercreditor Agreement (as defined below)) the Borrower’s 5.60% Senior Series A Secured Notes due September 24, 2018 in the original aggregate principal amount of $75,000,000 (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Series A Notes”) and 4.05% Senior Series B Secured Notes due September 24, 2019 in the original aggregate principal amount of $25,000,000 (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Series B Notes”) and pursuant to which the Borrower may from time to time hereafter issue and sell one or more additional series of Shelf Notes (as defined therein) (such notes, as amended, restated, replaced, modified and supplemented from time to time, the “Shelf Notes”; and, collectively with the Series A Notes and the Series B Notes, the “Senior Notes”); and

WHEREAS, the Bank Obligations (as defined in the Intercreditor Agreement) under the Domestic Credit Agreement, the Mexican Credit Agreement and the other Bank Loan Documents (as defined in the Intercreditor Agreement) have been absolutely, unconditionally and irrevocably guaranteed by certain Subsidiaries and Affiliates (each as defined in the Intercreditor Agreement) of the Borrower (each a “Bank Guarantor” and collectively, the “Bank Guarantors”) pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Lender Guaranty Agreements”); and

WHEREAS, the Noteholders’ Obligations (as defined in the Intercreditor Agreement) under the Note Agreement and the other Senior Note Documents (as defined in the Intercreditor Agreement) have been absolutely, unconditionally and irrevocably guaranteed by certain Subsidiaries and Affiliates of the Borrower (the “Noteholder Guarantors”) pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Noteholder Guaranty Agreements”); and

WHEREAS, the Pledgors, the Administrative Agent, the Mexican Facility Agent, the Collateral Agent, and the Noteholders are entering into that certain Second Amended and Restated Intercreditor and Collateral Agency Agreement of even date herewith (as may be further amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”) which among other things, appoints PNC Bank, National Association as the Collateral Agent thereunder and sets forth certain responsibilities and obligations of the Collateral Agent and establishes among the Secured Parties their respective rights with respect to certain payments that may be received by the Collateral Agent in respect of the Collateral (as defined therein), including without limitation, the Pledged Collateral (as defined below); and

WHEREAS, each Pledgor owns the outstanding capital stock, member interests and partnership interests of the Companies as set forth on Schedule A attached hereto and made a part hereof, as updated from time to time in accordance with the terms of this Agreement; and

WHEREAS, as a condition to and to induce the Administrative Agent and the Domestic Facility Lenders to enter into the Domestic Credit Agreement, and as a condition to and to induce the Noteholders to enter into the Note Agreement, each Pledgor has agreed to pledge and grant a security interest in the Pledged Collateral and other property as security for the Senior Secured Obligations (as defined in the Intercreditor Agreement).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Recitals; Defined Terms.

(a) The Recitals set forth above are hereby incorporated in this Agreement as if fully set forth herein.

(b) Except as otherwise expressly provided herein, (i) capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Intercreditor Agreement and (ii) the rules of construction set forth in Section 1.2 [Other Interpretive Provisions] of the Intercreditor Agreement shall apply to this Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in Article 8 and Article 9 of the Uniform Commercial Code as enacted in Ohio as amended from time to time, except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters (the “Code”).

“CFC” and “CFCs” shall mean one or more Controlled Foreign Corporations, as such term in Section 957 of the Internal Revenue Code of 1986, as amended.

“Company” and “Companies” shall mean one or more of the entities issuing any of the Collateral which is or should be (in accordance with Section 5(g) hereto) described on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement.

“Domestic Subsidiary” shall mean a Subsidiary that is organized or formed under the laws of the United States of America or any state thereof.

“Financing Documents” shall mean (i) the Note Agreement and the Senior Notes, (ii) the Noteholder Guaranty Agreements, (iii) the Domestic Credit Agreement and the Domestic Bank Notes, (iv) the Mexican Credit Agreement and the Mexican Bank Notes, (v) the Lender Guaranty Agreements, (vi) any Lender Provided Interest Rate Hedge, (vii) any Lender Provided Foreign Currency Hedge, (viii) any Other Lender Provided Financial Service Product, (ix) this Agreement and the other Security Documents, and (x) any amendments, restatements, supplements or other modifications in respect of the foregoing.

“Foreign Company” shall mean one or more of the entities issuing any of the Pledged Collateral which is not organized under the laws of any state of the United States of America which is or should be (in accordance with Section 5(g) hereto) described on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement.

“Foreign Holding Company” shall mean one or more Persons which has as its principal purpose the holding of ownership interest in one or more CFCs and has no other material assets or operations, and shall include, as of the date hereof, ADS Worldwide, Inc., and ADS International, Inc.

“Payment In Full” shall have the meaning assigned to such term in Section 2.

“Permitted Lien” shall mean Liens for taxes, assessments, customs duties or similar charges incurred in the ordinary course of business which are not yet due and payable but only to the extent any applicable statute provides for a Lien on any of the Pledged Collateral.

“Pledged Collateral” shall mean and include the following: (i) the capital stock, shares, securities, investment property, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests owned or held by each Pledgor at any time and listed on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement, all capital stock, shares, securities, investment property, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests in each Company owned or held by each Pledgor at any time and any and all other securities, shares, capital stock, investment property, member interests, partnership interests and other ownership interests hereafter pledged by a Pledgor to the Collateral Agent, (ii) all rights and privileges pertaining thereto, including all present and future securities, shares, capital stock, investment property, dividends, distributions and other ownership interests receivable in respect of or in exchange for any of the foregoing, all present and future rights to subscribe for securities, shares, capital stock, investment property or other ownership interests incident to or arising from ownership of any of the foregoing, all present and future cash, interest, stock or other dividends or distributions paid or payable on any of the foregoing, and all present and future books and records (whether paper, electronic or any other medium) pertaining to any of the foregoing, including all stock record and transfer books and (iii) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, thereof; provided, however, that in no event shall any of the capital stock, shares, securities, investment property, member interests, partnership interests, and all other ownership or participation interests issued by any Foreign Holding Company, by ADS Latina, LLC, a Delaware corporation, by BaySaver Technologies, LLC, a Delaware limited liability company (unless BaySaver Technologies, LLC becomes a wholly-owned Subsidiary), or by any Foreign Company that is not a first-tier Subsidiary directly owned by a Pledgor, be pledged hereunder or otherwise constitute Pledged Collateral, nor shall any rights and privileges pertaining to any such equity interests, or any assets received in respect thereof, be pledged hereunder or otherwise constitute Pledged Collateral.

“Secured Party” shall mean any one of the Administrative Agent, the Mexican Facility Agent, the Domestic Facility Lenders, the Mexican Facility Lenders, the Noteholders and any other holders of Senior Notes, the Lender Affiliates, the Collateral Agent, and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Persons.

2. Grant of Security Interests.

(a) To secure on a first priority (subject to Permitted Liens) perfected basis the indefeasible payment and performance in full of all Senior Secured Obligations when due (whether at stated maturity, by acceleration or otherwise) (“Payment In Full”), each Pledgor hereby grants to the Collateral Agent a continuing first priority (subject to Permitted Liens) security interest under the Code in and hereby pledges to the Collateral Agent, in each case for the ratable benefit of each of the Secured Parties to the extent provided in the Intercreditor

Agreement, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral whether now or hereafter existing and wherever located. Notwithstanding anything to the contrary contained in any Financing Document, the Senior Secured Obligations shall not include any Excluded Hedge Liabilities (as defined in the Domestic Credit Agreement) or Excluded Swap Obligations (as defined in the Mexican Credit Agreement).

(b) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Collateral Agent (or with a Person designated by the Collateral Agent to hold the Pledged Collateral on behalf of the Collateral Agent) in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall promptly deliver to and deposit with the Collateral Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.

(c) Notwithstanding anything to the contrary contained in this Agreement (i) the Pledged Collateral issued by any one Foreign Company shall not exceed sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitled to vote issued by such Foreign Company, and (ii) this Agreement shall not apply to any such stock, shares, securities, member interests, partnership interests or ownership interests which are in excess of such sixty-five percent (65%) limitation. To the extent the Collateral Agent receives more than sixty-five percent (65%) of the total combined voting power of all classes of capital stock, shares, securities, member interests, partnership interests and other ownership interests entitle to vote issued by any Foreign Company, the Collateral Agent shall return such excess stock, shares, securities, member interests, partnership interests and other ownership interests upon the request of a Pledgor.

3. Further Assurances.

Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) that the Collateral Agent may reasonably request, in form reasonably satisfactory to the Collateral Agent, and take such other action which the Collateral Agent may reasonably request, to perfect and continue perfected and to create and maintain the first priority (subject to Permitted Liens) status of the Collateral Agent’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor agrees that the Collateral Agent may record any one or more financing statements under the applicable Uniform Commercial Code with respect to the pledge and security interest herein granted. Each Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers or employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which the Collateral Agent determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Collateral Agent’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until Payment In Full of all Senior Secured Obligations (other than contingent indemnification obligations). Notwithstanding the foregoing or anything contained elsewhere in this Agreement to the contrary, no Pledgor shall be required to enter into or deliver any agreements, instruments, certificates or other documents, or make any filings, that are solely related to any Governmental Authority in any jurisdiction outside of the United States of America (or its territories or possessions) in connection with the grant and perfection of the Liens and security interests set forth in this Agreement.

4. Representations and Warranties.

Each Pledgor hereby, jointly and severally, represents and warrants to the Collateral Agent as follows:

(a) The Pledged Collateral does not include Margin Stock and no loan under any of the Bank Credit Agreements nor proceeds from the issuance of notes under the Note Agreement shall be used for the purpose of purchasing or carrying Margin Stock. “Margin Stock” as used in this clause (a) shall have the meaning ascribed to such term by Regulation U of the Board of Governors of the Federal Reserve System of the United States;

(b) [Intentionally omitted];

(c) The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral of such Pledgor have been duly authorized and validly issued to such Pledgor, are fully paid and nonassessable and constitute (i) one hundred percent (100%) of the issued and outstanding capital stock, member interests or partnership interests of each Company that is a Domestic Subsidiary (other than a Foreign Holding Company) owned by such Pledgor, and (ii) no more than sixty-five percent (65%) of the issued and outstanding capital stock, member interests or partnership interests of each Foreign Company and each Subsidiary of a Foreign Holding Company, all as set forth on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement;

(d) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person other than Permitted Liens and Liens of the Collateral Agent for the ratable benefit of the Secured Parties to the extent provided in the Intercreditor Agreement;

(e) There are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and unencumbered right to transfer the Pledged Collateral owned by such Pledgor free of any Lien and without the necessity of obtaining the consent of any other Person;

(f) Such Pledgor has full power to enter into, execute, deliver and carry out this Agreement and to perform its obligations under this Agreement, and all such actions have been duly authorized by all necessary proceedings on its part;

(g) There are no actions, suits, proceedings or investigations pending or, to such Pledgor’s knowledge after due inquiry, threatened against such Pledgor or affecting such Pledgor with respect to, or otherwise affecting, the Pledged Collateral, at law or in equity or before or by any Governmental Authority, which individually or in the aggregate would reasonably be likely to result in a Material Adverse Change (as defined in the Domestic Credit Agreement) or have a Material Adverse Effect (as defined in the Note Agreement), and such Pledgor is not in default with respect to any judgment, order, writ, injunction, rule, regulation, or any decree of any Governmental Authority which would reasonably be likely to result in a Material Adverse Change (as defined in the Domestic Credit Agreement) or have a Material Adverse Effect (as defined in the Note Agreement);

(h) This Agreement (i) has been duly and validly executed and delivered by such Pledgor, and (ii) constitutes, or will constitute, legal, valid and binding obligations of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(i) Neither the execution and delivery of this Agreement by such Pledgor nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof or thereof by such Pledgor will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of such Pledgor or (ii) any law or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Pledgor is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Pledgor (other than Liens of the Collateral Agent for the ratable benefit of the Secured Parties to the extent provided in the Intercreditor Agreement);

(j) Such Pledgor’s exact legal name is as set forth on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement;

(k) The jurisdiction of incorporation, formation or organization, as applicable, of such Pledgor is as set forth on Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement; and

(l) All rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of each of the Companies and no shareholder, voting, or other similar agreements are applicable to any of the Pledged Collateral or any of any Pledgor’s rights with respect thereto, and no such certificate, instrument or other document provides that any member interest, partnership interest or other intangible ownership interest constituting Pledged Collateral is a “security” within the meaning of and subject to Article 8 of the Code, except pursuant to Section 5(j) hereof; and the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies.

5. General Covenants.

Each Pledgor hereby, jointly and severally, covenants and agrees as follows:

(a) Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Collateral Agent;

(b) Such Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to adversely affect such Pledgor’s title to, or the Collateral Agent’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the prior written consent of the Collateral Agent, such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral;

(c) Such Pledgor shall, and shall cause each of the Companies to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Collateral Agent’s security interest hereunder;

(d) Such Pledgor shall comply with all laws applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Collateral Agent’s rights hereunder;

(e) Such Pledgor shall pay all taxes, duties, fees or imposts of any nature imposed by any Governmental Authority (“Taxes”) on any of the Pledged Collateral before any penalty or fine accrues thereon; provided, that no such Tax needs to be paid to the extent it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions as shall be required in conformity with generally accepted accounting principles as are in effect from time to time, and applied on a consistent basis both as to classification of items and amounts shall have been made therefor, and (ii) such contest proceedings conclusively operate to stay the sale of any portion of the Pledged Collateral to satisfy such Tax;

(f) Such Pledgor shall permit the Collateral Agent, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral, all in such detail and at such times during normal business hours and as often as any of the Collateral Agent may reasonably request and with reasonable notice prior to any inspection; provided, that in the absence of an Event of Default, no more than two such visits for the Collateral Agent will be permitted in any fiscal year;

(g) Subject to Section 2(c) hereof, to the extent, following the date hereof, such Pledgor acquires capital stock, shares, securities, member interests, partnership interests, investment property and other ownership interests of any of the Companies or any of the rights, property or securities, shares, capital stock, member interests, partnership interests, investment property or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies, all such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Collateral Agent; and, such Pledgor thereupon, in confirmation thereof, shall provide the Collateral Agent prompt written notice thereof and shall deliver all such securities, shares, capital stock, member interests, partnership interests, investment property and other ownership interests together with an updated Schedule A hereto, to the Collateral Agent together with, subject to Section 3 hereof, all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Collateral Agent may request;

(h) Except as otherwise expressly permitted under the Financing Documents, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of its Pledged Collateral without the prior written consent of the Collateral Agent;

(i) Such Pledgor shall notify the Collateral Agent in writing not less than fifteen (15) days (or such shorter period as agreed by the Collateral Agent in its sole discretion) prior to any change in such Pledgor’s chief executive office address, legal name, or state of incorporation, formation or organization;

(j) During the term of this Agreement, such Pledgor shall not (i) permit any Company to issue any uncertificated ownership interests unless such ownership interests are immediately perfected by delivery to the Collateral Agent (in the manner required by Section 8-301(b) of the Code or otherwise in a manner satisfactory to the Collateral Agent) upon issuance, together with all evidence of such election and issuance and all Security Documents as set forth in Section 3 hereof or (ii) elect to treat any ownership interests as securities that are subject to Article 8 of the Code; and

(k) Such Pledgor hereby (i) waives, and has caused each applicable Company to waive, any restrictions upon the pledge or any other transfer of the Pledged Collateral as contemplated hereby, by any of the other Financing Documents or by the Intercreditor Agreement; and (ii) acknowledges and agrees that (A) no other consent or approval of any other Person is required in connection herewith or therewith, (B) there exists no option, or other right outstanding to purchase any of the Pledged Collateral; and (C) as long as this Agreement remains in effect, the rights of the Collateral Agent hereunder, under any of the Financing Documents and under the Intercreditor Agreement are superior to any first refusal right with respect to the Pledged Collateral and any such first refusal right shall in no manner whatsoever affect any exercise of the Collateral Agent of any of the Collateral Agent’s rights under this Agreement, any of the other Financing Documents or the Intercreditor Agreement.

6. Other Rights With Respect to Pledged Collateral.

In addition to the other rights with respect to the Pledged Collateral granted to the Collateral Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Collateral Agent, at its option and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Senior Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Collateral Agent or any Affiliate of the Collateral Agent, on deposit or otherwise, belonging to any Pledgor, as the Collateral Agent in its sole discretion, subject to the Intercreditor Agreement, shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.

7. Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Collateral Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable law, and in addition to its rights under Section 6 above, under the other Financing Documents and under the Intercreditor Agreement, the following rights and remedies:

(a) The Collateral Agent may, after at least ten (10) days’ advance notice to a Pledgor (in any manner permitted by the Code), sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that at least ten (10) days’ advance notice (in any manner permitted by the Code) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Collateral Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests, investment property or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.

(b) The Pledgors and each of the Companies hereby agree that, at the joint and several expense of the Pledgors and the Companies, the Collateral Agent may have this Agreement translated into the official language of the Collateral Agent, any Pledgor or any Company at any time in the Collateral Agent’s discretion. In the event of any disagreement between the Collateral Agent and any Pledgor or any of the Companies regarding the translation of this Agreement, the Collateral Agent may submit this Agreement to an internationally recognized translator for translation, at the joint and several expense of Pledgors and the Companies, and each of the Pledgors and each of the Companies is hereby irrevocably deemed to accept as accurate and agree to the translation rendered thereby.

(c) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Collateral Agent has made all deductions of expenses, including but not limited to attorneys’ fees (including the allocated costs of staff counsel) and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Collateral Agent’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Senior Secured Obligations, whether or not all the same be then due and payable, be applied as set forth in Section 5.10 [Distribution of Proceeds] of the Intercreditor Agreement.

8. Collateral Agent’s Duties.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9. Additional Pledgors.

It is anticipated that additional Persons may from time to time become Domestic Subsidiaries of the Borrower or a Guarantor, each of whom may be required to join this Agreement if and to the extent required pursuant to the terms of any of the Financing Documents. It is acknowledged and agreed that such new Subsidiaries of the Borrower or of a Guarantor may become Pledgors hereunder and will be bound hereby simply by executing and delivering to the Collateral Agent one or more joinders hereto as set forth in the Recitals to this Agreement. In addition, a new Schedule A hereto shall be provided to the Collateral Agent showing the pledge of the ownership interest in such new Subsidiary and any ownership interests that such new Subsidiary owns in any other Person. No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor, and each Pledgor hereby consents thereto.

10. No Discharge Until Indefeasible Payment of the Senior Secured Obligations.

The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by the Collateral Agent, or any other obligor on any of the Senior Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Pledgor or which would otherwise operate as a discharge of such Pledgor as a matter of law or equity. Without limiting the generality of the foregoing, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by such Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(i) Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any of the Financing Documents, the Intercreditor Agreement or any of the Senior Secured Obligations and regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Senior Secured Obligations, any of the terms of any of the Financing Documents or the Intercreditor Agreement, or any rights of the Collateral Agent or any other Person with respect thereto;

(ii) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Senior Secured Obligations (whether or not contemplated by any of the Financing Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Senior Secured Obligations; any execution or delivery of any additional Financing Documents or the Intercreditor Agreement; or any amendment, modification or supplement to, or refinancing or refunding of, any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement;

(iii) Any failure to assert any breach of or default under any of the Financing Document, any of the Senior Secured Obligations or the Intercreditor Agreement; any extensions of credit in excess of the amount committed under or contemplated by any of the Financing Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Pledgor or any other Person under or in connection with any of the Financing Document, any of the Senior Secured Obligations, or the Intercreditor Agreement; any refusal of payment or performance of any of the Senior Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Senior Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to the Senior Secured Obligations or, if any collections are applied to the Senior Secured Obligations, any application to particular Senior Secured Obligations;

(iv) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Collateral Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Collateral Agent or any other Person in respect of, any direct or indirect security for any of the Senior Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Senior Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Senior Secured Obligations, made by or on behalf of any Person;

(v) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Pledgor, the Mexican Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor, the Mexican Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Collateral Agent or any Pledgor, the Mexican Borrower or by any other Person in connection with any such proceeding;

(vi) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor, the Mexican Borrower or any other Person with respect to any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement; or any discharge by operation of law or release of any Pledgor, the Mexican Borrower or any other Person from the performance or observance of any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement; or

(vii) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Pledgor, excepting only performance and Payment In Full of the Senior Secured Obligations (other than contingent indemnification obligations).

11. No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Financing Documents, the Intercreditor Agreement or by law, rule or regulation and the Collateral Agent may enforce any one or more remedies hereunder successively or concurrently at its option. Each Pledgor waives any right to require the Collateral Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Senior Secured Obligations or to pursue any remedy in the Collateral Agent’s power.

12. Waivers.

Each Pledgor hereby waives any and all defenses that any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:

(a) All notices, disclosures and demands of any nature that otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding Section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor or protest under any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement; any notice of the incurrence of any Senior Secured Obligations; any notice of any default or any failure on the part of such Pledgor, the Mexican Borrower or any other Person to comply with any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement, or any requirement pertaining to any direct or indirect security for any of the Senior Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrower, the Mexican Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against such Pledgor, the Mexican Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor, the Mexican Borrower or any other Person of any other right or remedy under or in connection with any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement, or any direct or indirect security for any of the Senior Secured Obligations; any requirement of promptness or diligence on the part of the Collateral Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any of the Financing Documents, any of the Senior Secured Obligations or the Intercreditor Agreement, or any direct or indirect security for any of the Senior Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any of the other Financing Documents or the Intercreditor Agreement, and any requirement that any Pledgor receive notice of any such acceptance; and

(c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Collateral Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Senior Secured Obligations), which results in denial or impairment of the right of the Collateral Agent to seek a deficiency against the Borrower, the Mexican Borrower or any other Person or which otherwise discharges or impairs any of the Senior Secured Obligations.

13. Taxes.

(a) [Intentionally omitted].

(b) Without limiting anything contained in any of the Financing Documents or the Intercreditor Agreement, each Pledgor acknowledges that the Pledged Collateral secures payment of all present and future stamp or documentary taxes and any other excise or property taxes, charges, or similar levies which arise from any payment or collection made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).

(c) Each Pledgor acknowledges that the Pledged Collateral secures the full amount of Other Taxes (including any Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Collateral Agent and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted.

(d) As soon as practicable after the payment of Other Taxes by any Pledgor to a Governmental Authority, such Pledgor shall furnish to the Collateral Agent, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of any Pledgor hereunder, the agreements and obligations of each Pledgor contained in clauses (a) through (d) directly above shall survive Payment In Full.

14. Judgment Currency.

(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement in any currency (the “Original Currency”) into another currency (the “Other Currency”), each Pledgor hereby agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Collateral Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(b) The obligation of each Pledgor in respect of any sum due from such Pledgor to the Collateral Agent under this Agreement shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in such Other Currency, the Collateral Agent may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Collateral Agent in the Original Currency, such Pledgor agrees, as a separate obligation and notwithstanding any such judgment or payment, that Pledged Collateral secures payment to the Collateral Agent to indemnify it against such loss.

15. Waiver of Sovereign Immunity.

To the extent that any Pledgor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, such Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other document or agreement executed or given in connection therewith, and such Pledgor agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

16. Assignment.

All rights of the Collateral Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, each Pledgor may not assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.

17. Severability.

Any provision (or portion thereof) of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof or portions thereof.

18. Governing Law.

This Agreement shall be deemed to be a contract under the laws of the State of Ohio and shall for all purposes be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to its conflicts of laws principles, except to the extent of any provision of the Code that applies the law of the jurisdiction in which the Pledged Collateral is located; provided, however, that in no event shall this Section be applied or interpreted to defeat a perfected security interest in the Pledged Collateral that would be valid under an otherwise applicable law.

19. Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be given or made as set forth in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Domestic Credit Agreement in the case of the Pledgors and as set forth in Section 7.9 [Notices] of the Intercreditor Agreement in the case of the Collateral Agent.

20. Specific Performance.

Each Pledgor acknowledges and agrees that, in addition to the other rights of the Collateral Agent hereunder, under the other Financing Documents and under the Intercreditor Agreement, because the Collateral Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Collateral Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Collateral Agent its attorney-in-fact, and (v) to enforce the Collateral Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

21. Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall occur and be continuing under any of the Financing Documents, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the other Financing Documents or the Intercreditor Agreement; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would impair any Pledged Collateral. At any time and from time to time, after and during the continuation of an Event of Default, no Pledgor shall be permitted to exercise any of its respective voting and other consensual rights whatsoever pertaining to the Pledged Collateral or any part thereof; provided, however, in addition to the other rights with respect to the Pledged Collateral granted to the Collateral Agent and the Secured Parties hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Collateral Agent may exercise any and all voting and other consensual rights of each and every Pledgor pertaining to the Pledged Collateral or any part thereof. Without limiting the generality of the foregoing and in addition thereto, without the written consent of the Collateral Agent, the Pledgors shall not vote to enable, or take any other action to permit, any of the Companies to issue any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature or to issue any other securities, shares, capital stock, member interests, partnership interests or other ownership interests convertible into or granting the right to purchase or exchange for any stock, member interests, partnership interests or other equity securities, member interests, partnership interests or other ownership interests of any nature of any such Company, unless all such additional stock, member interests, partnership interests, or other equity securities shall be Pledged Collateral subject to the terms of this Agreement. The Pledgors shall not enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Agent to sell, assign or transfer any of the Pledged Collateral.

22. Consent to Jurisdiction.

Each Pledgor and each of the Companies hereby irrevocably submits to the nonexclusive jurisdiction of any U.S. federal or Ohio state court sitting in Franklin County, Ohio, in any action or proceeding arising out of or relating to this Agreement, and Pledgors and each of the Companies hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Pledgor and each of the Companies hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor and each of the Companies hereby appoints the process agent identified below (the “Process Agent”) as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to any of the Pledgors or the Companies in care of the Process Agent at the Process Agent’s address, and each of the Pledgors and the Companies hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Pledgor and each of the Companies agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law. Each Pledgor and each of the Companies further agrees that it shall, for so long as any Commitment or any obligation of any Loan Party to any Secured Party remains outstanding, continue to retain the Process Agent for the purposes set forth in this Section. The Process Agent is Advanced Drainage Systems, Inc., a Delaware corporation, with an office on the date hereof at 4640 Trueman Boulevard, Hilliard, Ohio 43026, United States of America. Each Pledgor and each of the Companies shall produce to the Collateral Agent evidence of the acceptance by Process Agent of such appointment.

23. Waiver of Jury Trial.

EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR, EACH OF THE COMPANIES AND THE COLLATERAL AGENT, FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES, HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

24. Entire Agreement; Amendments.

(a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor to the Collateral Agent but solely to the extent irreconcilably inconsistent with this Agreement.

(b) Except as expressly provided in Section 5(g) with respect to additions to Schedule A hereto, as updated from time to time in accordance with the terms of this Agreement, and in Section 9 with respect to additional Pledgors, this Agreement may not be amended or supplemented except by a writing signed by the Collateral Agent and the Pledgors.

25. Counterparts; Telecopy Signatures.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy or other electronic transmission to the Collateral Agent or any Secured Party of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

26. Descriptive Headings.

The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

27. Amendment and Restatement; No Novation. This Agreement hereby amends and restates, in its entirety, the existing Amended and Restated Pledge Agreement, dated as of June 12, 2013 (the “Existing Pledge Agreement”), by and among the parties thereto, and the parties hereto agree and acknowledge that this Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the Liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Existing Pledge Agreement or under the Domestic Credit Agreement, the Mexican Credit Agreement or any of the other Loan Documents (except in each case as expressly modified in accordance with the Domestic Credit Agreement and the other Loan Documents amended in connection therewith) or under the Note Agreement or any of the other Senior Note Documents (except in each case as expressly modified in accordance with the Note Agreement and the other Senior Note Documents amended in connection therewith).

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PLEDGE AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ George M. Gevas

Name:	George M. Gevas

Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PLEDGE AGREEMENT]

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Joseph A. Chlapaty

Name:	Joseph A. Chlapaty

Title:	President and Chief Executive Officer

HANCOR HOLDING CORPORATION

By:	/s/ Joseph A. Chlapaty

Name:	Joseph A. Chlapaty

Title:	President and Chief Executive Officer

HANCOR, INC.

By:	/s/ Joseph A. Chlapaty

Name:	Joseph A. Chlapaty

Title:	President and Chief Executive Officer

STORMTECH LLC

By:	/s/ Joseph A. Chlapaty

Name:	Joseph A. Chlapaty

Title:	President and Chief Executive Officer

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Pledge Agreement, dated as of June 22, 2017, made by THE PLEDGORS PARTY THERETO for the benefit of PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent (the “Pledge Agreement”). Each of the undersigned, intending to be legally bound hereby, agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1. Each of the undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned, including those terms in Sections 5(l), 22 and 23 of the Pledge Agreement.

2. Each of the undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5(g) of the Pledge Agreement.

3. The terms of Section 3 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of the Collateral Agent, the carrying out of Section 3 of the Pledge Agreement.

4. To the extent that any of undersigned has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, each of undersigned hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and each of undersigned agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

5. Each of the undersigned acknowledges and agrees that any notices sent to the Pledgor regarding any of the Pledged Collateral shall also be sent to the Collateral Agent in the manner and at the address of the Collateral Agent as indicated in Section 19 of the Pledge Agreement.

6. During the term of this Agreement, each of the undersigned shall not treat any uncertificated ownership interests in it as securities which are subject to Article 8 of the Code except pursuant to Section 5(j) of the Pledge Agreement.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO ACKNOWLEDGEMENT AND CONSENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Acknowledgement and Consent to be duly executed as of the date first above written.

Address for Notices:	[INSERT NAME OF EACH PLEDGED COMPANY]

By:

Name:

Title:

SCHEDULE A

TO

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

Description of Pledged Collateral

A.	Corporations:

Pledgor and Pledgor’s jurisdiction of formation	Pledged Shares	Type and Amount of Ownership
Advanced Drainage Systems, Inc. (Delaware)	Hancor Holding Corporation	100 common shares
	ADS Ventures, Inc.	10 common shares
	Sewer Tap, Inc.	100 common shares
	Spartan Concrete, Inc.	100 common shares
	PSA, Inc.	100 common shares
	ADS Structures, Inc.	100 common shares
	Advanced Drainage of Ohio, Inc.	100 common shares
	Green Line Polymers, Inc.	100 common shares
	Inlet & Pipe Protection, Inc.	100 common shares
Hancor Holding Corporation (Delaware)	Hancor of Canada, Inc.	650 common shares 1365 common shares
	Hancor, Inc. (OH)	500 common shares
Hancor, Inc. (Ohio)	Hancor Leasing Corp.	100 common shares
	Media Plus, Inc.	500 common shares
	Hancor International, Inc.	100 common shares
	Hancor, Inc. (NV)	10 common shares

B.	Limited Liability Companies:

Pledgor and Pledgor’s jurisdiction of formation	Pledged Limited Liability Company Interests	Type and Amount of Ownership
None	None	None

C.	Partnerships:

Pledgor and Pledgor’s jurisdiction of formation	Pledged Partnership Interests	Type and Amount of Ownership
None	None	None